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            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 22, 1993, incorporated by reference in The May Department Stores company Form 10-K for the year ended January 30, 1993, and to our report dated April 19, 1993, included in The May Department Stores Company Profit Sharing Plan Form 11-K for the year ended December 31, 1992, and to all references to our firm included in this registration statement.




ARTHUR ANDERSEN & CO.



St. Louis, Missouri,
  January 6, 1994